                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                 JURISDICTION OF
  NAME                                                            INCORPORATION
  ----                                                           ---------------
GWI PCS, Inc. ..................................................    Delaware